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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          ANTHRA PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                DELAWARE                               22-3007972
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

     103 CARNEGIE CENTER, SUITE 102                       08540
          PRINCETON, NEW JERSEY                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
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    If this form relates to the registration of a class of securities pursuant
to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

    Securities Act registration statement file number to which this form relates: 333-47725.

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.01 par value per share
(Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         A complete description of the Common Stock, $0.01 par value per share, of Anthra Pharmaceuticals, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-47725) filed by the Registrant with the Securities and Exchange Commission on March 11, 1998, as amended from time to time. Such description is hereby incorporated by reference.

ITEM 2. EXHIBITS.
         The following exhibits are filed herewith (or incorporated by reference as indicated below):

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
         Exhibit Number    Description
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
         1                 Amended and Restated Certificate of Incorporation of
                           the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement on Form S-1 (File No.
                           333-47725) of the Registrant, as amended.

         2                 Bylaws of the Registrant. Reference is made to
                           Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.

         3 Specimen Common Stock Certificate. Reference is made to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.

         4 Fifth Amended and Restated Registration Rights Agreement dated October 14, 1997, by and among the Company, Advanced Technology Ventures III, L.P., Sevin Rosen Fund III, L.P., Allstate Insurance Company, Allstate Life Insurance Company, Aperture Associates, L.P., Schering Berlin Venture Corporation, Prodesfarma, S.A. and Nycomed Pharma AS. Reference is made to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.

         5                 1990 Stock Plan, as amended. Reference is made to
                           Exhibit 10.13 to the Registration Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.
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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                          ANTHRA PHARMACEUTICALS, INC.



                              By:  /s/ Michael C. Walker
                                   Name:  Michael C. Walker
                                   Title: President and Chief Executive Officer
                                   (Principal Executive Officer)


Date: April 28, 1998

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